Exhibit 99.1

FOR IMMEDIATE RELEASE

SAVIENT PHARMACEUTICALS ANNOUNCES CFO MANAGEMENT CHANGE

EAST BRUNSWICK, N.J. – October 5, 2005 – Savient Pharmaceuticals, Inc., (NASDAQ: SVNTE) an emerging specialty pharmaceuticals company focused on developing, manufacturing and marketing novel therapeutic products for unmet medical needs, announced today that Lawrence A. Gyenes has resigned as Senior Vice President & Chief Financial Officer to pursue other opportunities. The Company has initiated a search for a new Chief Financial Officer. Until such time, effective immediately, Ms. Gina Gutzeit has been appointed to the position of Interim Chief Financial Officer reporting to Christopher Clement, President and Chief Executive Officer. Ms. Gutzeit will direct and oversee the worldwide financial management and accounting activities of Savient and its subsidiary, Rosemont Pharmaceuticals Ltd., until the appointment of a new CFO.

Ms. Gutzeit is a senior managing director with FTI Palladium Partners, the interim management practice of FTI Consulting, Inc. (NYSE: FCN). With over 21 years of experience in interim and transitional management, operational and financial restructuring, during her career she has served as interim CFO and financial advisor to numerous companies in a variety of industries including the pharmaceutical and health care sectors.

"We welcome Gina to our Company," stated Christopher Clement, President and CEO of Savient. "We look forward to her contributions and we expect that we will benefit considerably from her strong financial and previous interim CFO and management experience in the pharmaceutical and health care sectors as we address the challenges that lie before us in the coming months. We wish Larry the best of luck in all of his future endeavors."

About Savient Pharmaceuticals, Inc.

Based in East Brunswick, New Jersey, Savient Pharmaceuticals, Inc. is a specialty pharmaceutical company dedicated to developing, manufacturing and marketing novel therapeutic products that address unmet medical needs. The Company’s lead product development candidate, Puricase(R), for the treatment of refractory gout has reported positive Phase 1 and 2 clinical data. Savient’s experienced management team is committed to advancing its pipeline and expanding its product portfolio by in-licensing late stage compounds and exploring co-promotion and co-development opportunities that fit the Company’s expertise in specialty pharmaceuticals and initial focus in rheumatology. The Company’s operations also include a wholly-owned U.K. subsidiary, Rosemont Pharmaceuticals Ltd., which develops, manufactures and markets liquid formulations of prescription pharmaceutical products. Rosemont’s product portfolio includes over 90 liquid formulations primarily targeting the geriatric population. Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc. Further information on the Company can be accessed by visiting www.savientpharma.com (http://www.savientpharma.com/).

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this report regarding the Company’s strategy, expected future financial position, discovery and development of products, strategic alliances, competitive position, plans and objectives of management are forward-looking statements. Words such as "anticipate,""believe,""estimate,""expect,""intend,""plan,""will" and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements as to the recruitment of a permanent Chief Financial Officer are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company’s business and the biopharmaceutical and specialty pharmaceutical industries in which the Company operates. Such risks and uncertainties include, but are not limited to, delay or failure in developing Prosaptide, Puricase and other product candidates; difficulties of expanding the Company’s product portfolio through in-licensing; introduction of generic competition for Oxandrin; fluctuations in buying patterns of wholesalers; potential future returns of Oxandrin or other products; our continuing to incur substantial net losses for the foreseeable future; difficulties in obtaining financing; potential development of alternative technologies or more effective products by competitors; reliance on third-parties to manufacture, market and distribute many of the Company’s products; economic, political and other risks associated with foreign operations; risks of maintaining protection for the Company’s intellectual property; risks of an adverse determination in on-going or future intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical and specialty pharmaceutical industries. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.

CONTACT:

Savient Pharmaceuticals, Inc.
Jenene Thomas, 732-565-4716
jdthomas@savientpharma.com

Investors/Media:
The Ruth Group
Francesca DeMartino, 646-536-7024
fdemartino@theruthgroup.com

Janine McCargo, 646-536-7033
jmccargo@theruthgroup.com

SOURCE: Savient Pharmaceuticals, Inc.